Exhibit 99.1

40 IDX Drive

P.O. Box 1070

Burlington, VT 05402-1070

www.idx.com

Contacts:	Margo Happer

Director – Investor Relations and

Corporate Communications

802-859-6169

FOR IMMEDIATE RELEASE

IDX SYSTEMS CORPORATION REPORTS

2003 FOURTH QUARTER and YEAR-END RESULTS

IDX Raises Guidance for 2004

BURLINGTON, VT – February 12, 2004 – IDX Systems Corporation (NASDAQ:IDXC) reported results today for the fourth quarter and year ended December 31, 2003.

Revenues for the fourth quarter 2003 were $108 million compared with $93 million in the fourth quarter of 2002. Revenues for the twelve-month period ended December 31, 2003 were $400 million compared with revenues of $348 million for the same period in 2002. Revenues for all periods presented reflect the elimination of IDX’s medical transcription services business operated through EDiX Corporation, a wholly owned subsidiary, which was divested on June 18, 2003.

Net income for the fourth quarter 2003 was $12.2 million, or $0.39 per fully diluted share, compared with a net loss of $1.1 million, or $0.04 per fully diluted share, in the same period last year. 2003 fourth quarter net income includes certain tax adjustments, primarily consisting of the decrease in the valuation allowance related to the Company’s deferred tax assets. The 2002 fourth quarter results include a pretax lease abandonment charge.

For the twelve months ended December 31, 2003, IDX reported net income of $58.4 million, or $1.95 per fully diluted share, compared with income of $10.0 million, or $0.34 per fully diluted share in the same period last year.

Results presented above are in accordance with Generally Accepted Accounting Principles in the United States (GAAP) and include certain special items. IDX considers operating results excluding special items (operating pro forma) to be the most relevant benchmark of the Company’s core operating results, indicating underlying trends in the Company’s business performance. Management uses this measure to manage the business and evaluate its performance.

Operating pro forma and GAAP results are clearly detailed in the Statements of Operations tables included in this press release. For additional information regarding the Company’s financial condition, Balance Sheets and Statements of Cash Flows are also included.

“Results for the quarter and for the year were particularly strong,” said James H. Crook, Jr., Chief Executive Officer of IDX. “Our Flowcast and Groupcast operating units posted record revenues and gross profit margins, reinforcing our leadership position in business performance solutions. We gained significant momentum in Carecast, signing four substantial contracts during 2003. In addition, we began 2004 as the software vendor selected to enhance patient care and safety for approximately 45% of the citizens in England. Finally, Imagecast, currently entrusted to manage approximately 40 million exams annually, continues as a market leader in providing integrated information and imaging systems. We are well positioned to play a pivotal role in improving healthcare in 2004, both here and abroad.”

Fourth Quarter Contract Signings

On October 23, 2003, IDX announced it had signed a contract with Unisys to provide the Flowcast™ revenue cycle management solution to the Department of Veterans Affairs.

Separately today, IDX announced additional noteworthy contracts signed in the fourth quarter:

•	Sansum-Santa Barbara Medical Foundation Clinic (Santa Barbara, CA) for the Flowcast business performance solution and a leading clinical solution from Allscripts Healthcare Solutions (NASDAQ: MDRX), an alliance partner of IDX. One of the oldest and largest group practices on California’s Central Coast, Sansum-Santa Barbara Medical Foundation Clinic is a 14-location, large group practice with two multi-specialty clinics and 150 providers serving 500,000 visits annually. The IDX-Allscripts alliance will provide an integrated financial and clinical information solution that will automate financial, administrative and clinical processes.

•	Radiology and Imaging Specialists (Lakeland, FL) for the Imagecast™ and Groupcast™ solutions. The radiologist-owned group, comprised of four Digital Imaging Centers, will utilize the IDX enterprise imaging solution and practice management solution to support its plans to open several more facilities in the next three years. The full Imagecast RIS/PACS will automate image information management and distribution of approximately 400,000 annual exams.

•	Primary Care Health Partners (PCHP) (Shelburne, VT) for the Groupcast solution. PCHP is the largest primary care group in Vermont, with seven locations, including two in upstate NY, which serve approximately 70,000 patients annually. Groupcast was selected by the group’s 26 physician partners to enhance control over business processes and growth.

•	Regional Diagnostics of Cleveland (Cleveland, OH) for the Groupcast solution to reduce the denial rate on claims and position the organization for additional regional growth. Regional Diagnostics is one of the nation’s 10 largest networks of outpatient imaging and diagnostic centers with 30 locations throughout the Midwest and eastern U.S.

•	Sun Health Corporation (Sun City, AZ) for the Imagecast RIS for an integrated delivery network (IDN) with two acute care facilities (323-bed Boswell Memorial Hospital and 235-bed Del E. Webb Memorial Hospital) and a new Imaging Center scheduled for completion in 2004. An important factor behind the RIS selection was the new imaging center and the ability to access clinical information at every point of care.

Increased 2004 Guidance

“IDX is pleased to have been selected to deliver clinical information technology systems and services to the United Kingdom National Health Service (NHS) for the London region in December and for the Southern region in January. The UK initiative is expected to accelerate our growth and provides a strong foothold toward globalization,” said Mr. Crook. “Although we anticipate that the first year of the UK project will involve significant start-up costs, we expect the UK business to contribute positively to earnings this year and, longer-term, we expect it to contribute significantly to our ability to enhance shareholder value.”

IDX is raising 2004 revenue guidance to $500-$525 million and earnings per share guidance to $0.94-$0.98. Guidance includes start-up costs associated with the UK initiative and assumes no special items in 2004.

Previous guidance was $0.91-$0.95 on revenues of $455-$460 million and excluded any contract awards relating to the NHS project.

A conference call with investors will be held on February 12, 2004 at 11:00 am EST to discuss these results. An audio webcast of the call is available at our Internet site: www.idx.com, Investor Relations, Multimedia.

IDX is hosting an Investor Day from 8:30am – 1:00pm EST on Friday, February 13, 2004. A webcast of that presentation will be available at our Internet site: www.idx.com, Investor Relations, Multimedia.

About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX supports these objectives with a broad range of complementary and functionally rich products installed at 3,300 customer sites. Customers include 138,000 physicians who utilize practice management systems to improve patient care and other workflow processes. IDX Systems are installed at approximately:

•	380 Integrated delivery networks (IDNs) representing more than 500 hospitals

•	175 large group practices with more than 200 physicians

•	665 mid-size group practices with less than 200 physicians

The IDX web strategy includes browser technology, e-commerce and web-based tools – built using Internet architecture – that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,100 full-time employees.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing new services and systems, difficulties in implementing systems including Carecast, Imagecast, Flowcast and Groupcast, including the systems to be implemented for the UK National Health Service, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and foreign conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, the possibility of product-related liabilities, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

-tables follow-

IDX SYSTEMS CORPORATION

Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Assets
Cash	$25,536	$40,135
Marketable securities	79,068	14,300
Accounts receivable, net	94,748	86,596
Refundable income taxes	8,518	7,590
Prepaid and other current assets	11,446	8,169
Deferred tax asset	5,899	2,033
Assets of discontinued operations	—	42,099

Total current assets	225,215	200,922

Property and equipment, net	86,216	71,038
Capitalized software costs, net	3,806	2,126
Goodwill, net	2,508	2,411
Other assets	10,413	10,965
Deferred tax asset	11,215	1,570

Total assets	$339,373	$289,032

Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other liabilities	$55,333	$53,834
Deferred revenue	23,016	17,969
Notes payable to bank	—	18,727
Liabilities of discontinued operations	—	6,289

Total current liabilities	78,349	96,819

Stockholders’ equity	261,024	192,213

Total liabilities and stockholders’ equity	$339,373	$289,032

IDX SYSTEMS CORPORATION

Consolidated Statements of Operations

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues
Systems sales	$40,165	$33,689	$146,834	$117,491
Maintenance and service fees	67,904	59,719	253,386	230,755

Total revenues	108,069	93,408	400,220	348,246

Operating expenses
Cost of systems sales	12,757	10,068	49,488	38,696
Cost of maintenance and services	48,610	42,569	178,536	167,751
Selling, general and administrative	22,970	18,122	85,816	72,617
Software development costs	13,874	12,868	55,423	49,494
One time lease abandonment charge	—	9,183	—	9,183

Total operating expenses	98,211	92,810	369,263	337,741

Operating income	9,858	598	30,957	10,505
Other income
Other income	547	134	885	1,464
Gain on sale of investment in subsidiary	—	—	—	4,273

Total other income	547	134	885	5,737

Income before income taxes	10,405	732	31,842	16,242

Income tax benefit (provision)	2,193	(241)	203	(5,359)

Income from continuing operations	12,598	491	32,045	10,883

Discontinued operations
Income (loss) from discontinued operations	(443)	(1,628)	26,383	(909)

Net income	$12,155	$(1,137)	$58,428	$9,974

Basic earnings (loss) per share
Income from continuing operations	$0.43	$0.02	$1.09	$0.38
Income (loss) from discontinued operations	$(0.01)	$(0.06)	$0.90	$(0.03)

Basic earnings (loss) per share	$0.41	$(0.04)	$1.99	$0.34

Basic weighted average shares outstanding	29,568	29,007	29,345	28,939

Diluted earnings (loss) per share
Income from continuing operations	$0.41	$0.02	$1.07	$0.37
Income (loss) from discontinued operations	$(0.01)	$(0.06)	$0.88	$(0.03)

Diluted earnings (loss) per share	$0.39	$(0.04)	$1.95	$0.34

Diluted weighted average shares outstanding	30,857	29,007	29,988	29,114

Earnings per share numbers may not foot due to rounding.
The above financial statement includes the following special items:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gain on sale of investment in subsidiary	$—	$—	$—	$(4,273)
One time lease abandonment charge	—	9,183	—	9,183
Tax effect of included special items	—	(3,030)	—	(1,620)
Income (loss) from discontinued operations	443	1,628	(26,383)	909
Reversal of deferred tax valuation allowance, net of other tax adjustments	(5,315)	—	(9,755)	—

Total net effect of included special items	$(4,872)	$7,781	$(36,138)	$4,199

IDX SYSTEMS CORPORATION

Consolidated Statements of Operations

(in thousands, except for per share data)

*Excluding one-time charges

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues
Systems sales	$40,165	$33,689	$146,834	$117,491
Maintenance and service fees	67,904	59,719	253,386	230,755

Total revenues	108,069	93,408	400,220	348,246

Operating expenses
Cost of systems sales	12,757	10,068	49,488	38,696
Cost of maintenance and services	48,610	42,569	178,536	167,751
Selling, general and administrative	22,970	18,122	85,816	72,617
Software development costs	13,874	12,868	55,423	49,494

Total operating expenses	98,211	83,627	369,263	328,558

Operating income	9,858	9,781	30,957	19,688

Total other income	547	134	885	1,464

Income before income taxes	10,405	9,915	31,842	21,152
Income tax provision	(3,122)	(3,271)	(9,552)	(6,979)

Net income	$7,283	$6,644	$22,290	$14,173

Basic earnings (loss) per share	$0.25	$0.23	$0.76	$0.49

Basic weighted average shares outstanding	29,568	29,007	29,345	28,939

Diluted earnings (loss) per share	$0.24	$0.23	$0.74	$0.49

Diluted weighted average shares outstanding	30,857	29,007	29,988	29,114

Earnings per share numbers may not foot due to rounding.

The above financial statement excludes the following special items:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Gain on sale of investment in subsidiary	$—	$—	$—	$(4,273)
One time lease abandonment charge	—	9,183	—	9,183
Tax effect of excluded special items	—	(3,030)	—	(1,620)
Income (loss) from discontinued operations	443	1,628	(26,383)	909
Reversal of deferred tax valuation allowance, net of other tax adjustments	(5,315)	—	(9,755)	—

Total net effect of excluded special items	$(4,872)	$7,781	$(36,138)	$4,199

IDX Systems Corporation

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2003	2002
OPERATING ACTIVITIES
Net income (loss)	$12,155	$(1,137)
Less: loss from discontinued operations, net of income taxes	(443)	(1,628)

Net income from continuing operations	12,598	491

Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	3,230	3,012
Amortization	292	850
Deferred tax provision	(9,933)	470
Increase in allowance for doubtful accounts	294	(6)
Restricted stock awards and stock based compensation net of forfeitures	12	75
Tax benefit related to exercise of non-qualified stock options	1,221	—
Lease abandonment charge	—	9,183
Changes in operating assets and liabilities:
Accounts receivable	(4,636)	(9,663)
Prepaid expenses and other assets	659	434
Accounts payable and accrued expenses	8,310	7,416
Federal and state income taxes	180	(815)
Deferred revenue	(1,893)	(875)

Net cash provided by operating activities	10,334	10,572

INVESTING ACTIVITIES
Purchase of property and equipment, net	(6,509)	(8,035)
Other assets	(2,418)	(1,320)

Net cash used in investing activities	(8,927)	(9,355)

FINANCING ACTIVITIES
Proceeds from sale of common stock	2,744	1,613

Net cash provided by financing activities	2,744	1,613

Increase in cash, cash equivalents and marketable securities from continuing operations	4,151	2,830
Cash used in discontinued operations	(1,748)	(4,063)

Cash, cash equivalents and marketable securities at beginning of period	102,201	55,668

Cash, cash equivalents and marketable securities at end of period	$104,604	$54,435